EXHIBIT 11

                            SYNOVUS FINANCIAL CORP.

                           COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                     (In thousands, except per share data)
                                  (Unaudited)


                      Three Months Ended September 30, 1999      Three Months Ended September 30, 1998
-------------------------------------------------------------------------------------------------------
                           Net      Average     Net Income         Net       Average      Net Income
                         Income     Shares      per Share        Income      Shares       Per Share
-------------------------------------------------------------------------------------------------------
EPS - Basic           $   58,005    279,694   $    0.21       $   49,608    272,681    $     0.18


Effect of dilutive options            3,112                                   4,040
--------------------------------------------------------------------------------------------------------


EPS - Diluted         $   58,005    282,806   $    0.21       $   49,608    276,721    $     0.18
========================================================================================================


                      Nine Months Ended September 30, 1999       Nine Months Ended September 30, 1998
--------------------------------------------------------------------------------------------------------
                           Net      Average     Net Income         Net       Average      Net Income
                         Income     Shares      Per Share        Income      Shares       Per Share
---------------------------------------------------------------------------------------------------------
                                                                            C>
EPS - Basic           $  162,051    279,381   $    0.58       $  140,251    271,155    $     0.52


Effect of dilutive options            3,289                                   5,082
---------------------------------------------------------------------------------------------------------

EPS - Diluted         $  162,051    282,670   $    0.57       $  140,251    276,237    $     0.51
=========================================================================================================